UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 16, 2006, Conor Medsystems, Inc. (“Conor”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson (“J&J”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Cypress Acquisition Sub, Inc., a wholly owned subsidiary of J&J, will merge with and into Conor, with Conor as the surviving corporation of such merger as a wholly owned subsidiary of J&J (the “Merger”). As a result of the Merger, Conor stockholders will receive $33.50 per share in cash for each Conor share held. Consummation of the Merger is subject to customary closing conditions, including antitrust approvals and approval by the stockholders of Conor. A copy of the press release issued by Conor and J&J on November 16, 2006 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About the Proposed Transaction and Where To Find It

In connection with the proposed transaction, Conor Medsystems intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). Before making any voting decision with respect to the proposed transaction, stockholders of Conor Medsystems are urged to read the proxy statement and other relevant materials because they will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Conor Medsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Conor Medsystems may obtain free copies of the documents filed with the SEC by contacting Conor Medsystems at (650) 614-4100, or Conor Medsystems, Inc., 1003 Hamilton Court, Menlo Park, CA 94025. You may also read and copy any reports, statements, and other information filed by Conor Medsystems with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Conor Medsystems and Johnson & Johnson and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Conor Medsystems’ stockholders in favor of the proposed transaction. A list of the names of Conor Medsystems’ executive officers and directors and a description of their respective interests in Conor Medsystems are set forth in the proxy statement for Conor Medsystems’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Conor Medsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Joint Press Release of Johnson & Johnson and Conor Medsystems, Inc. issued on November 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conor Medsystems, Inc. (Registrant)

By:	/s/ MICHAEL BOENNIGHAUSEN
Michael Boennighausen
Vice President and Chief Financial Officer

Dated: November 16, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release of Johnson & Johnson and Conor Medsystems, Inc. issued on November 16, 2006.